NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
(800) 848-6331

June 20, 2012

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the NVIT Multi-Manager Large Cap Growth Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”).

Specifically, the Board of Trustees of the Trust (the “Board”) has approved the selection of Massachusetts Financial Services Company (“MFS”) and Pyramis Global Advisors, LLC (“Pyramis”) to serve as new subadvisers to the Fund. At the same time, the Board approved the termination of Neuberger Berman Management LLC (“Neuberger”) and Wells Capital Management, Inc. (“WellsCap”) as subadvisers to the Fund. These changes became effective on April 2, 2012. The Trust has received an exemptive order from the U.S. Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”). The Manager of Managers Order instead requires that this Information Statement be sent to you. The full Information Statement will also be available on the Fund’s website at http://www.nationwide.com/mutualfundsshareholdernews until September 30, 2012. A paper or email copy of the full information statement may be obtained, without charge, by contacting the Fund at (877) 216-4304.

The Board approved the appointment of MFS and Pyramis as subadvisers to the Fund upon the recommendation of Nationwide Fund Advisors (“NFA”), the investment adviser to the Fund. This recommendation was based on several factors, including:

•	NFA’s dissatisfaction with Neuberger’s performance and inconsistent application of its stated investment style;
•	WellsCap’s lack of effective complement with the other subadvisers that NFA had selected to manage the Funds;
•	MFS’s unique investment philosophy, processes and experience in providing structured equity management;
•	Pyramis’s strong performance history and complementary investment style with MFS and Winslow Capital Management Inc., the Fund’s other subadvisers; and
•	MFS’s and Pyramis’s investment personnel who would be managing their respective portions of the Fund.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

/s/ Eric E. Miller
Eric E. Miller
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
 (800) 848-6331

INFORMATION STATEMENT

The Board of Trustees (the “Board”) of Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT Multi-Manager Large Cap Growth Fund, a series of the Trust (the “Fund”). All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of the date hereof, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement. This Information Statement will be sent to Contract Owners on or about June 29, 2012. The Information Statement is also available online at www.nationwide.com/mutualfundsshareholdernews. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Board, but without obtaining shareholder approval provided, among other things, that the Fund sends to its respective shareholders (or, in this case, the Contract Owners who have selected the Fund as an underlying investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio or series of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the supervision and direction of the Board. NFA selects subadviser(s) it believes will provide the Fund with high quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective April 2, 2012, Massachusetts Financial Services Company (“MFS”) and Pyramis Global Advisors, LLC (“Pyramis”) began serving as subadvisers to the Fund, following the termination of Neuberger Berman Management LLC (“Neuberger”) and Wells Capital Management, Inc. (“WellsCap”).  As a result of these changes, whereas the Fund previously had been subadvised by Neuberger, WellsCap and Winslow Capital Management, Inc. (“Winslow”), it now is subadvised by MFS, Pyramis and Winslow in accordance with the Fund’s new subadviser structure.

MFS and Pyramis are independent of NFA and each discharges its responsibilities subject to the oversight and supervision of NFA and the Board. MFS and Pyramis are paid by NFA from the fees NFA receives from the Fund. In accordance with procedures adopted by the Board, any subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of MFS, located at 500 Boylston Street, Boston, Massachusetts 02116, and Pyramis, located at 900 Salem Street, Smithfield, Rhode Island 02917, as new subadvisers to the Fund. MFS and Pyramis began serving as the Fund’s subadvisers on April 2, 2012, following action taken by the Board on March 9, 2012, to approve MFS and Pyramis as subadvisers to the Fund. The decision by the Board to approve MFS and Pyramis as subadvisers, as well as other important information, is described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISERS

As part of NFA’s duties to select and supervise the Fund’s subadviser(s), NFA is responsible for communicating performance expectations to, and evaluating the performance of, a subadviser and recommending to the Board whether new subadvisers should be hired or whether a subadviser’s contract with the Trust should be renewed, modified, or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

As part of its ongoing monitoring duties, NFA sought to replace Neuberger due to underperformance and the departure from its expected investment style and process.  In the search for candidates to replace Neuberger, NFA decided to revise the mix of subadvisers to the Fund and implement a core/satellite approach.  Under this core/satellite approach, one subadviser uses a structured equity investment strategy and two other subadvisers, using more active strategies, serve as “satellite” managers.  A structured equity investment strategy is designed to combine market-level risk with the opportunity for above-market returns.  It attempts to amplify the returns of a benchmark index while still maintaining a level of risk that is consistent with that of the benchmark.  The two satellite managers employ a more active management style with the purpose of outperforming the Fund’s benchmark index.  In developing a core/satellite approach, NFA believes that the structured equity manager will provide the Fund with more consistent returns over time and across various types of market environments while the satellite managers will help the Fund outperform its benchmark.  Because WellsCap was originally positioned to complement Neuberger’s investment style, the termination of Neuberger, and the adoption of a core/satellite approach, rendered WellsCap incompatible with the new subadvisers.  Underperformance was also a factor in the decision to terminate WellsCap.  In view of this information, at a meeting of the Board held on March 9, 2012, NFA recommended that the Board terminate Neuberger and WellsCap as subadvisers to the Fund and hire MFS and Pyramis to subadvise portions of the Fund in accordance with the new subadviser structure and core/satellite approach.  Winslow remains a subadviser to the Fund as one of the two satellite managers.

In choosing new subadvisers, NFA employed a subadviser selection process that was driven by qualitative, quantitative, and risk-related criteria, including performance record, investment strategies, and strength and depth of management. For those potential subadvisers that met the performance requirements, a number of other factors were applied, including how the potential subadviser’s strategy had performed during both up and down markets, and whether the potential subadviser could appropriately subadvise the Fund in accordance with its investment objective and principal investment strategies. Interviews and on-site due diligence visits were then conducted with the potential subadvisers that met NFA’s qualitative, quantitative, and risk due diligence processes.

MFS

Of the potential subadviser candidates that were evaluated, NFA found MFS to be the most appropriate candidate to subadvise the Fund as a structured equity manager, considering the results of a detailed due diligence process and the Fund’s investment objectives and strategies.  MFS employs a bottom‐up investment approach to select stocks that seeks to generate consistent, long-term risk-adjusted performance relative to the Fund’s benchmark over a full market cycle.  MFS uses fundamental analysis to evaluate factors involving market, economic and regulatory conditions, as well as to analyze an issuer’s financial condition, including the examination of the issuer’s earnings, cash flows, competitive position, and management ability.  MFS also uses a quantitative analysis model that systematically evaluates an issuer’s valuation, price and earnings momentum, earnings quality and other factors.  Based upon the fundamental and quantitative analyses conducted, a score is generated for each issuer that results in a balanced distribution of stocks ranked by attractiveness.

Investment decisions for the Fund are made by members of MFS’s core research team. The team members primarily responsible for managing the Fund are Matthew W. Krummell, CFA and Jonathan W. Sage, CFA.  Mr. Krummel is an investment officer at MFS.  Prior to joining MFS in 2001, Mr. Krummel was an analyst and portfolio manager at Pioneer Investments.  Mr. Sage is an investment officer at CFA.  Prior to joining MFS in 2000, Mr. Sage was a portfolio administration supervisor at Santandar Global Advisors, Inc.

Pyramis

Of the potential subadviser candidates that were evaluated, NFA found Pyramis to be a qualified and appropriate candidate to subadvise the Fund, and, using a more active strategy, to serve as a  satellite manager, considering the results of a detailed due diligence process and the Fund’s investment objectives and strategies.  Pyramis employs an intrinsic valuation approach to choose investments based on its estimates of companies’ future cash generation. Within this process, Pyramis uses financial metrics such as return of invested capital, return on equity, cost of capital, and other profitability metrics that help identify those companies within their respective sectors that Pyramis feels exhibit substantial and sustainable growth at compelling valuations. The ultimate objective for Pyramis is to identify those companies with free cash flow growth not fully reflected in the price of the stock.

Investment decisions for the Fund are made by members of Pyramis’s core research team. The team members primarily responsible for managing the Fund are Christopher Galizio, CFA and Stephen Balter, CFA.  Mr. Galizio is a portfolio manager at Pyramis.  Prior to joining Pyramis in February 2007, Mr. Galizio served as a portfolio manager and analyst at Pioneer

 Investments.  Mr. Balter is a portfolio manager at Pyramis.  Prior to joining Pyramis in February 2007, Mr. Balter was co-chair of growth investing at Pioneer Investments and co-managed Pioneer Growth Shares and Pioneer Fundamental Growth.

Based on the foregoing considerations, NFA recommended to the Board that MFS and Pyramis be approved as subadvisers to the Fund.

BOARD CONSIDERATIONS

At a Board meeting held in-person on March 9, 2012, the Board, none of the members of which are considered to be “interested persons” under the Investment Company Act of 1940 (the “1940 Act”) (“Independent Trustees”), discussed and unanimously approved the termination of Neuberger and WellsCap as subadvisers to the Fund and the hiring of MFS and Pyramis as subadvisers to the Fund. The Trustees were provided with detailed materials relating to MFS and Pyramis in advance of and at the meeting. The material factors and conclusions that formed the basis for the approvals are discussed below.

The Nature, Extent, and Quality of the Services Provided by MFS and Pyramis as Subadvisers. The Board considered the information provided by NFA relating to MFS and Pyramis, including information relating to the impact to the Fund’s risk/return profile anticipated by NFA as a result of changing subadvisers. The Board also examined and considered the experience of the investment personnel of MFS and Pyramis that would be managing the Fund. The Board concluded that the nature and extent of services to be provided by MFS and Pyramis were consistent with the terms of their respective subadvisory agreements.

Investment Performance. The Board evaluated the Fund’s investment performance and considered the performance of the portfolio managers who were expected to manage the Fund on behalf of MFS and Pyramis. The Board found that the prospects were reasonable that MFS and Pyramis would provide satisfactory investment performance.

Fee Level. The Board considered the Fund’s overall fee level and noted that the overall expenses of the Fund would not be increased because of the subadvisory agreements with MFS and Pyramis, as MFS’s and Pyramis’s fees are paid out of the advisory fee that NFA receives from the Fund.  The Board concluded that the cost of services to be provided by MFS and Pyramis to the Fund was fair and reasonable in relation to the services and benefits to be provided to the Fund. NFA will voluntarily waive a portion of its advisory fee equal to 50% of the savings in subadviser costs realized by the termination of Neuberger and WellsCap and the appointment of MFS and Pyramis. The term of the Fee Waiver Agreement will run until May 1, 2013.

Economies of Scale.  The Board noted that the Fund’s current advisory fee schedule includes breakpoints that are intended to result in fee reductions to shareholders over time as assets increase.

Profitability; Fall-Out Benefits.  The Board considered the factor of profitability to MFS and Pyramis as a result of the subadvisory relationship with the Fund.  However, since MFS’s and Pyramis’s subadvisory relationships are new with respect to the Fund, profitability will be assessed only after a reasonable period of service to the Fund. In addition, the Board considered whether any “fall-out” or ancillary benefits would accrue to MFS or Pyramis as a result of its relationship with the Fund.

Terms of the Subadvisory Agreements. The Board reviewed the terms of the subadvisory agreements and noted that the non-compensatory terms are substantially similar in all material respects as the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers. The Board concluded that the terms were fair and reasonable.

Conclusion. Based on the totality of all factors taken together, and not on any single factor, the Board concluded that the approval of the subadvisory agreements with MFS and Pyramis were in the best interests of the Fund and its shareholders and unanimously approved the subadvisory agreements.

THE SUBADVISORY AGREEMENTS

The subadvisory agreements with MFS and Pyramis, dated April 2, 2012 (the “Agreement” and collectively the “Agreements”), were approved by the Board on March 9, 2012.  In accordance with the Manager of Managers Order, the Agreements will not be submitted to the Fund’s shareholders for their approval.  The following is a brief summary of the material terms of the Agreements.

Term.  The Agreements, with respect to the Fund, have an initial term that expires on May 1, 2013 and continue for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreements can be terminated on not more than 60 days’ written notice by NFA, the Trust on behalf of the Fund, a majority of the outstanding voting securities of the Fund, or MFS or Pyramis. The Agreements terminate automatically if assigned by any party.

Fees.  Under the Agreements, the annual fees payable by NFA to MFS and Pyramis (as a percentage of the Fund’s average daily net assets) are set forth in the tables attached as Exhibit A.

Duties.  Under the Agreements, NFA is responsible for assigning all or a portion of the Fund’s assets to MFS and Pyramis and for overseeing and reviewing the performance of MFS and Pyramis.  MFS and Pyramis are required to manage the Fund in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the Board.

Brokerage.  Under the Agreements, MFS and Pyramis are authorized to purchase and sell securities on behalf of the Fund through brokers or dealers MFS and Pyramis select and to negotiate commissions to be paid on such transactions.  In doing so, MFS and Pyramis are required to use reasonable efforts to obtain the most favorable price and execution available but are permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreements, MFS and Pyramis and their affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreements, or violation of applicable law.

MFS and Pyramis are required, under the Agreements, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of MFS’s or Pyramis’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties, or violation of applicable law, as well as under certain other circumstances. The Agreements also contain provisions pursuant to which NFA is required to indemnify MFS and Pyramis for any liability and expenses which may be sustained by MFS and Pyramis unless they were the result of MFS’s or Pyramis’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties, or violation of applicable law.

Regulatory Pronouncements. The Agreements also include provisions arising from regulatory requirements. These provisions include a requirement that MFS and Pyramis establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits MFS and Pyramis to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between MFS or Pyramis and other subadvisers to funds affiliated with the Fund.

Further Information. The foregoing description of the Agreements is only a summary and is qualified in its entirety by reference to the text of the Agreements. A copy of the Agreements are on file with the SEC and is available (i) in person at the SEC’s Public Reference Room in Washington, D.C. (upon payment of any applicable fees); (ii) by mail by sending your request to SEC Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102 (upon payment of any applicable fees); or (iii) at the SEC’s website – http://www.sec.gov – through the EDGAR system.

OTHER INFORMATION ABOUT MFS AND PYRAMIS

MFS is located at 500 Boylston Street, Boston, Massachusetts 02116.  MFS is a subsidiary of Sun Life of Canada (U.S.) Financial Services Holdings, Inc., which in turn is an indirect majority-owned subsidiary of Sun Life Financial Inc. (a diversified financial services organization).  The following table sets forth the name and principal occupation of the principal executive officers and each director of MFS.  The address of each person listed below is 500 Boylston Street, Boston, Massachusetts 02116.

Name	Title
Robert J. Manning	Chairman and CEO
Michael Roberge	President and Chief Investment Officer
Amrit Kanwal	Chief Financial Officer
Robert E. Butler	Trustee
Maureen R. Goldbarb	Trustee
David H. Gunning	Trustee
William R. Gutow	Trustee
Michael Hegarty	Trustee
John P. Kavanaugh	Trustee
J. Dale Sherratt	Trustee
Laurie J. Thomsen	Trustee
Robert W.Uek	Trustee

Pyramis is located at 900 Salem Street, Smithfield, Rhode Island 02917.  Pyramis is a unit of Fidelity Investments.  The following table sets forth the name and principal occupation of the principal executive officers and each director of Pyramis.  The address of each person listed below is 900 Salem Street, Smithfield, Rhode Island 02917.

Name	Title
Kevin C. Uebelein	President, Chief Executive Officer, Chairman and Director
Kenneth A. Rathgeber	Chief Compliance Officer
Douglas Moore	Chief Financial Officer and Director
Young D. Chin	Chief Investment Officer and Director
Clay Luby	Treasurer
Michael P. Palermo	Director
Michael Barnett	Director
Patrick McNelis	Director

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2011, the Fund paid the amount to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including the Independent Trustees, on March 9, 2012. The Investment Advisory Agreement was last approved by shareholders of the Fund on April 25, 2007. The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the supervision and direction of the Board:
(i) sets overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of a Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the supervision and direction of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not more than 60 days’ written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of April 2, 2012, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of April 2, 2012, to the Trust’s knowledge, no person, except as set forth in the table at Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of March 30, 2012, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although Contract Owners are not being asked to vote on the approval of MFS and Pyramis as subadvisers to the Fund, the Trust is required by the rules of the SEC to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or sub-accounts thereof, of certain life insurance companies (“Participating Insurance Companies”). The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners. Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will then vote the shares of the Fund attributable to the Contract Owners in accordance with Contract Owners’ voting instructions. If voting instructions are not received, the separate accounts will vote the shares of a Fund for which voting instructions have not been received in proportion (for, against, or abstain) to those for which timely voting instructions have been received. As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners will also be permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a brief summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter.  Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), is responsible for providing  various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees.  NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is 1000 Continental Drive, Suite 400, King of Prussia, Pennsylvania 19406.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of MFS or Pyramis, nor do any such Officers or Trustees own securities issued by MFS or Pyramis or have any other material direct or indirect interest in MFS or Pyramis.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free (800) 848-6331. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

/s/ Eric E. Miller
Eric E. Miller, Secretary

June 20, 2012

EXHIBIT A
SUBADVISORY FEES

The annual fee payable by NFA to MFS (as a percentage of the Fund’s average daily net assets under MFS’s management) is set forth in the following table:

Fund	Subadvisory Fees
NVIT Multi-Manager Large Cap Growth Fund
0.20% on Aggregate Subadviser Assets† up to $100 million;
0.15% on Aggregate Subadviser Assets† of $100 million and more but less than $200 million;
0.10% on Aggregate Subadviser Assets† of $200 million and more but less than $500 million; and
0.09% on Aggregate Subadviser Assets† of $500 million and more.

† The term “Aggregate Subadviser Assets” means the aggregate amount of assets resulting from the combination of (i) subadviser assets managed by MFS of the NVIT Multi-Manager Large Cap Growth Fund; (ii) subadviser assets managed by MFS of the NVIT Multi-Manager Large Cap Value Fund; and (iii) the assets of one or more pooled investment accounts managed by MFS, including but not limited to the Nationwide Large Cap Growth Portfolio, that Nationwide Investment Advisors, LLC will allocate to, and put under the control of, MFS, provided however that with respect to (iii) of this paragraph, any such pooled investment account, or portion thereof that is subadvised by MFS, operates pursuant to substantially identical investment objectives and strategies as those of the NVIT Multi-Manager Large Cap Growth Fund as of the date of the subadvisory agreement.

The annual fee payable by NFA to Pyramis (as a percentage of the Fund’s average daily net assets under Pyramis’s management) is set forth in the following table:

Fund	Subadvisory Fees
NVIT Multi-Manager Large Cap Growth Fund	0.30% on Aggregate Subadviser Assets† up to $750 million; and 0.25% on Aggregate Subadviser Assets† $750 million or more

† The term “Aggregate Subadviser Assets” means the aggregate amount of assets resulting from the combination of (i) subadviser assets managed by Pyramis of the NVIT Multi-Manager Large Cap Growth Fund; and (ii) the assets of one or more pooled investment accounts managed by Pyramis, including but not limited to the Nationwide Large Cap Growth Portfolio, that Nationwide Investment Advisors, LLC will allocate to, and put under the control of, Pyramis, provided however that with respect to (ii) of this paragraph, any such pooled investment account, or portion thereof that is subadvised by Pyramis, operates pursuant to substantially identical investment objectives and strategies as those of the NVIT Multi-Manager Large Cap Growth Fund as of the date of the subadvisory agreement.

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table.

Fund	Advisory Fees
NVIT Multi-Manager Large Cap Growth Fund	0.65% of Fund’s assets up to $1 billion; and 0.60% of Fund’s assets of $1 billion and more

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended December 31, 2011. The amount indicated is net of waivers and reimbursements.

Fund	Advisory Fees
NVIT Multi-Manager Large Cap Growth Fund	$ 6,614,846

C-1

EXHIBIT D

As of April 2, 2012, the Fund had issued outstanding shares in the amount set forth in the table below.

Fund	Number of Shares Outstanding
NVIT Multi-Manager Large Cap Growth Fund Class I	5,899,473.414
NVIT Multi-Manager Large Cap Growth Fund Class II	11,262,693.992
NVIT Multi-Manager Large Cap Growth Fund Class Y	94,441,442.422

D-1

EXHIBIT E

As of April 2, 2012, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund:

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
NVIT Multi-Manager Large Cap Growth Fund Class I
NATIONWIDE LIFE INSURANCE COMPANY	2,392,184.918	40.45%
NWVA9
C/O IPO PORTFOLIO ACCOUNTING
PO BOX 182029
COLUMBUS, OH 43218-2029

NATIONWIDE LIFE INSURANCE COMPANY	1,144,485.514	19.35%
NWVLI4
C/O IPO PORTFOLIO ACCOUNTING
PO BOX 182029
COLUMBUS, OH 43218-2029

NATIONWIDE LIFE INSURANCE COMPANY	1,022,767.407	17.29%
NWVAII
C/O IPO PORTFOLIO ACCOUNTING
PO BOX 182029
COLUMBUS, OH 43218-2029

NATIONWIDE LIFE INSURANCE COMPANY	368,824.707	6.24%
PMLIC-VLI
C/O IPO PORTFOLIO ACCOUNTING
PO BOX 182029
COLUMBUS, OH 43218-2029

NATIONWIDE LIFE INSURANCE COMPANY	365,869.815	6.19%
NWVLI7
C/O IPO PORTFOLIO ACCOUNTING
PO BOX 182029
COLUMBUS, OH 43218-2029

NVIT Multi-Manager Large Cap Growth Fund Class II
NATIONWIDE LIFE INSURANCE COMPANY	11,594,216.172	99.00%
NWVAII
C/O IPO PORTFOLIO ACCOUNTING
PO BOX 182029
COLUMBUS, OH 43218-2029

NVIT Multi-Manager Large Cap Growth Fund Class Y
NVIT	33,772,074.17	35.78%
CARDINAL CAPITAL APPRECIATION
1000 CONTINENTAL DRIVE, SUITE 400
KING OF PRUSSIA, PA 19406-2850

NVIT	27,427,010.422	29.06%
CARDINAL MODERATE
1000 CONTINENTAL DRIVE, SUITE 400
KING OF PRUSSIA, PA 19406-2850

NVIT	17,127,195.201	18.15%
CARDINAL BALANCED
1000 CONTINENTAL DRIVE, SUITE 400
KING OF PRUSSIA, PA 19406-2850

NVIT	6,448,649.759	6.83%
CARDINAL MODERATE AGGRESSIVE
1000 CONTINENTAL DRIVE, SUITE 400
KING OF PRUSSIA, PA 19406-2850

E-1

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
NVIT	5,759,247.874	6.10%
CARDINAL MODERATE CONSERVATIVE
1000 CONTINENTAL DRIVE, SUITE 400
KING OF PRUSSIA, PA 19406-2850

E-2